Exhibit 10.21

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE REQUIREMENTS OF OR EXEMPTIONS UNDER SUCH ACT AND LAWS AND, IN THE CASE OF ANY TRANSFER PURSUANT TO SUCH EXEMPTIONS, UNTIL PAYOR SHALL HAVE RECEIVED THE WRITTEN OPINION OF COUNSEL OF RECOGNIZED STANDING REASONABLY ACCEPTABLE TO COUNSEL TO HOLDER TO THE EFFECT THAT SUCH TRANSFER IS EXEMPT FROM REGISTRATION UNDER APPLICABLE FEDERAL AND STATE SECURITIES LAWS.

PROMISSORY NOTE

$1,225,000	July 18, 2024

FOR VALUE RECEIVED, the undersigned, HEALTHY CHOICE MARKETS VI, LLC (“Payor”), hereby promises to pay to the order of GreenAcres Markets of Oklahoma, LLC, (“Holder”), the original principal amount of One Million Two Hundred Twenty-Five Thousand and 00/100 Dollars ($1,225,000.00) (the “Principal Amount”), in lawful money of the United States of America, together with interest accrued thereon, at the rate and on the terms set forth in this Promissory Note (this “Note”).

1. Payment of Interest and Principal.

(a) Rate of Interest. Interest on the unpaid Principal Amount shall accrue commencing on the date hereof at a rate per annum equal to six percent (6%) (the “Interest Rate”). All computations of interest hereunder shall be made on the basis of a year of 365 or 366 days, as applicable.

(b) Payment.

(i) Payments. Commencing on the first day of the first calendar month following the date of this Note, and continuing on the first day of each and every month thereafter, Payor shall pay to Shannon Hoffmann as Holder’s representative and administrative agent (“Agent”), for the benefit of Holder, monthly payments of principal and accrued interest on the outstanding principal balance of this Note, amortized over a period of five (5) years. Payments shall be made in accordance with the Exhibit A attached to this Note. The aggregate Principal Amount, all accrued and unpaid interest, all fees, and all other amounts outstanding under this Note shall be due and payable on the Maturity Date, or such earlier date resulting from acceleration of the obligations hereunder by Holder or by operation of law. “Maturity Date” means the earliest of (i) at Payor’s option upon the occurrence of an Event of Default hereunder or under any documents executed in connection with this Note, or (ii) the date that is five (5) years after the date of this Note.

(ii) Manner of Payment. Payments under this Note will be by wire transfer of immediately available funds to Holder’s account at a bank specified and paid as specified in writing to Payor by Agent.

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(iii) Application. All payments shall be applied first toward the costs and fees incurred by Agent, on behalf of Holder, in enforcing its rights hereunder or under the Security Instrument (as defined in Section 3), second to accrued interest on the unpaid Principal Amount, and third to reduce unpaid Principal Amount inverse to the chronological order of maturity.

(iv) Late Fees. Any payment not made timely (a “Late Payment”) shall be subject to a late fee of 1% of the amount of the Late Payment.

(c) Prepayment. Payor may, at its option, at any time or from time to time prepay the outstanding Principal Amount or any accrued but unpaid interest, in each case in whole or in part, without penalty or premium, provided that any such prepayment of any outstanding amount of principal shall be accompanied by the payment of all accrued but unpaid interest on the amount of principal being prepaid, plus any costs and fees incurred by Agent, on behalf of Holder, in enforcing its rights hereunder or under the Security Instrument.

(d) Rank. This Note ranks pari passu with all other Notes (as defined below), with respect to both any lien and any payment obligation of the Payor. The Notes will be subject to the terms of that certain Subordination Agreement, dated of even date herewith, by and among [Lender], the Company and each holder of Notes (the “Subordination Agreement”). Other than the Senior Debt (as defined in the Subordination Agreement), no indebtedness of the Company, either now or hereafter while this Note is outstanding, is or will be senior to this Note in right of payment, whether with respect to interest, damages or upon liquidation or dissolution or otherwise, with respect to the assets of the Company. Holder acknowledges that this Note is one of a series of Promissory Notes of like tenor (collectively, the “Notes”) issued pursuant to the Purchase Agreement.

2. Events of Default; Remedies.

(a) The occurrence of any one or more of the following events with respect to Payor shall constitute an event of default (“Event of Default”) hereunder:

(i) If Payor fails to pay when due (whether by acceleration or maturity or otherwise) (A) any payment of principal, interest or other amount owing under this Note or (B) any other amount payable to Holder under the Note or the Security Instrument within five (5) days after the date when any such payment is due in accordance with the terms hereof or thereof.

(ii) If, pursuant to or within the meaning of the United States Bankruptcy Code or any other federal or state law relating to insolvency or relief of debtors (a “Bankruptcy Law”), Payor shall (A) commence a voluntary case or proceeding; (B) consent to the entry of an order for relief against it in an involuntary case; (C) consent to the appointment of a trustee, receiver, assignee, liquidator or similar official; (D) make an assignment for the benefit of its creditors; or (E) admit in writing its inability to pay its debts as they become due.

(iii) Any person presents a petition or application for the winding-up, administration or dissolution of Payor that has not been stayed or dismissed within sixty (60) days of its filing.

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(iv) If a court of competent jurisdiction enters an order or decree under any law that (A) is for relief against Payor under Bankruptcy Law in an involuntary case; (B) appoints a trustee, receiver, assignee, liquidator or similar official for Payor or substantially all of Payor’s properties; or (C) orders the liquidation of Payor, and in each case the order or decree is not dismissed within 60 days.

(v) Payor fails to perform or cause to be performed any other obligation or observe any other condition, covenant, term, agreement or provision required to be performed or observed by Payor under this Note or the Security Instrument and not specifically described in this Section 2 or in the default section of the Security Instrument; provided, however, that if such failure by its nature can be cured, then so long as the continued operation, safety and value of the Collateral, and the priority, validity and enforceability of the liens created by the Security Instrument, are not impaired, threatened or jeopardized, then Payor shall have a period of thirty (30) days after Payor receives written notice of such failure (the “Cure Period”) to cure the same and an Event of Default shall not be deemed to exist during the Cure Period; provided, however, that upon the occurrence of Agent, on behalf of Holder, having to issue more than 2 written notices of a Cure Period, there shall be considered an Event of Default.

(b) Subject to the Subordination Agreement, upon the occurrence and during the continuation of an Event of Default hereunder (unless any such Event of Default has been cured or waived by Agent, on behalf of Holder), Agent, on behalf of Holder, may, at its option, (i) by written notice to Payor, declare the entire outstanding Principal Amount of this Note, together with all accrued interest thereon and any other amounts due Holder from Payor under this Note, immediately due and payable, and (ii) exercise any and all rights and remedies available to it under applicable law, including, without limitation, the right to collect from Payor all sums due under this Note and enforce all remedies under the Security Agreement or any guaranties.

3. Security. The Notes are secured by a certain Security Agreement (the “Security Instrument”), dated of even date herewith, executed and delivered by Payor for the benefit of Holder and such other holders of Notes, encumbering certain interests in personal property more particularly identified as the Collateral in the Security Instrument. The Holder appoints Shannon Hoffmann as collateral agent pursuant to the Security Instrument. All of the agreements, conditions, covenants, provisions and stipulations contained in the Security Instrument are hereby made a part of this Note to the same extent and with the same force and effect as if they were fully set forth herein. In addition, the rights of the Holder pursuant to the Security Instrument will be subject to [Subordination]. Until all amounts outstanding under this Note have been paid in full, the Payor shall not incur, create, or assume any debt or liability that is senior in priority to payment of this Note other than the Senior Debt.

4. Rescission of Payments. If at any time any payment made by the Payor under this Note is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy, or reorganization of the Payor or otherwise, the Payor’s obligation to make such payment shall be reinstated as though such payment had not been made.

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5. Rights Cumulative. The remedies of Agent, on behalf of Holder, as provided in this Note shall be cumulative and concurrent, may be pursued singly, successively, or together at the sole discretion of Agent, on behalf of Holder, and may be exercised as often as occasion for their exercise shall occur, and in no event shall the failure to exercise any such right or remedy be construed as a waiver or release of it. The remedies set forth herein shall be in addition to, and not in lieu of, any other additional rights or remedies Agent, on behalf of Holder, may have at law or in equity. Agent is authorized to take all actions on behalf of Holder to enforce Holder’s rights and remedies at law or in equity.

6. Offset. This Note is being issued in connection with the Asset Purchase Agreement, dated as of the date hereof, by and between Payor, GreenAcres Markets of Oklahoma, LLC, an Oklahoma limited liability company and GACorp, Inc., a Kansas corporation, and the other persons named therein (the “Purchase Agreement”) and Payor shall have the right to offset any amounts due hereunder against any amounts Finally Determined to be owed by Holder to Payor in connection with its indemnification obligations set forth in the Purchase Agreement and in connection with any other claims Payor may have against Holder pursuant to the terms and conditions of the Purchase Agreement, and, if Payor exercises such right of offset, then the Payor’s failure to pay any such offset amounts hereunder as a result shall not be deemed an Event of Default. Any outstanding principal and/or accrued and unpaid interest under this Note which are offset against such amounts shall be deemed paid and satisfied in full. “Finally Determined” means when a claim or dispute has been finally determined by a court of competent jurisdiction or other agreed-upon governing body and either (a) no associated appeal has timely been sought if capable of being sought, or (b) any and all appellate rights properly exercised have otherwise been exhausted.

7. Governing Law. The execution, delivery and performance of this Note shall be governed by and construed in accordance with the laws of the State of Delaware without reference to choice-of-law or conflicts of law principles thereof. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of Kansas and of the United States of America located in Sedgwick County, Kansas for any actions, suits or proceedings arising out of or relating to this Agreement and the transactions contemplated hereby, and agree not to commence any action, suit or proceedings relating thereto except in such courts.

8. Binding Effect; Waiver. This Note shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors, assigns, and legal representatives, as applicable; provided, however, that Payor may not assign its rights and/or obligations hereunder without the prior written consent of the other party hereto. The parties shall not be deemed to waive any of its rights hereunder unless such waiver be in writing and signed by the party to be bound by such waiver and no indulgence, delay or omission in exercising any of its rights shall operate as a waiver of such rights and a waiver in writing on one occasion shall not be construed as a consent to or a waiver of any right or remedy on any future occasion.

9. Waiver of Jury Trial; Jurisdiction and Venue. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT SUCH PARTY MAY HAVE UNDER ANY APPLICABLE LAW TO A TRIAL BY JURY WITH RESPECT TO ANY SUIT OR LEGAL ACTION WHICH MAY BE COMMENCED BY OR AGAINST ANY PARTY HERETO CONCERNING THE INTERPRETATION, CONSTRUCTION, VALIDITY, ENFORCEMENT OR PERFORMANCE OF THIS NOTE OR ANY OTHER AGREEMENT OR INSTRUMENT EXECUTED IN CONNECTION HEREWITH. IN THE EVENT ANY SUCH SUIT OR LEGAL ACTION IS COMMENCED BY EITHER PARTY HERETO, EACH PARTY HEREBY EXPRESSLY AGREES, CONSENTS AND SUBMITS TO THE PERSONAL JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE STATE OF KANSAS WITH RESPECT TO SUCH SUIT OR LEGAL ACTION, AND EACH PARTY ALSO EXPRESSLY CONSENTS AND SUBMITS TO AND AGREES THAT VENUE IN ANY SUCH SUIT OR LEGAL ACTION IS PROPER IN SAID COURTS AND HEREBY EXPRESSLY WAIVES ANY AND ALL PERSONAL RIGHTS UNDER APPLICABLE LAW OR IN EQUITY TO OBJECT TO THE JURISDICTION AND VENUE IN SAID COURTS.

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10. Waiver of Notice. The Payor hereby waives demand for payment, presentment for payment, protest, notice of payment, notice of dishonor, notice of nonpayment, notice of acceleration of maturity, and diligence in taking any action to collect sums owing hereunder.

11. Collection. If this Note is collected through any legal proceedings at law or in equity or in bankruptcy, receivership or other court proceedings, Payor promises to pay all reasonable out-of-pocket costs and expenses of collection including, but not limited to, court costs and the reasonable and documented out-of-pocket attorneys’ fees of Holder.

12. Severability. Any term or provision of this Note that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

13. Notices. All notices to be given hereunder shall be made in conformity with the Purchase Agreement.

14. Surrender and Cancellation. After all principal and accrued interest at any time owed on this Note has been paid in full, this Note will be surrendered to Payor for cancellation and will not be reissued.

15. Modifications. This Note may not be modified or amended other than by an agreement in writing signed by Payor and Agent, on behalf of Holder.

16. Counterparts. This Note may be executed in one or more counterparts (including by facsimile, e-mail or other means of electronic transmission), each of which shall be deemed an original but all of which together will constitute one and the same instrument.

17. Entire Agreement. THIS NOTE AND THE PURCHASE AGREEMENT AND THE GUARANTY REFERENCED HEREIN constitute the entire agreement BETWEEN the Parties concerning the subject matter hereof AND THEREOF. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND THIS NOTE AND THE PURCHASE AGREEMENT REFERENCED HEREIN MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

[Signature Page Follows]

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IN WITNESS WHEREOF, Payor has caused its duly authorized representative to execute and deliver this Note on the date first written above.

PAYOR:

HEALTHY CHOICE MARKETS VI, LLC,
a Florida limited liability company

By:	/s/ Christopher Santi
Name:	Christopher Santi
Title:	President

Acknowledged and accepted:

By:	/s/ Shannon Hoffman
Shannon Hoffmann, as Sellers’ Representative

[Signature Page to Promissory Note]

EXHIBIT A

Payment Schedule